Exhibit 10.2

Unprotected Lease Agreement

Drawn up and signed at Ramat Gan on January 13, 2000

Between

Moshe Samoocha

ID No: 727-8204-8

of 3c Kashani Street, Tel Aviv

To be called hereinafter – “the Lessor;”

The First Party

and

Actelis Networks Israel (Pty) Ltd.

Co. no: 512703737

of 16 Basle Street, Kiryat Arie, Petach Tikva

represented by its managers and authorized signatories in its name

Messrs. Tuvya Bar Lev ID No [signature] 68062698

and Yuval Bar On ID No: ________________

to be called hereinafter: “the Tenant;”

The Second Party

Whereas:	The Lessor is entitled to be registered as the owner of the leasehold rights for generations in the land, as defined below, and that he holds the land exclusively on which the building was constructed as defined below;
and whereas:

The Lessor wants to rent the Premises to the Tenant as defined below, and the Tenant wants to lease the Premises, all pursuant to the provisions and the consideration as detailed in the body of the Contract below;

and whereas:	Both Parties declare that the provisions in the Tenant Protection Law (Integrated Version), 5732 – 1972, shall not apply to leasing the Premises pursuant to this Contract;
and whereas:	The Tenant has inspected the Premises, the building and its vicinity and found them to be suitable to its needs and the purpose of the lease as detailed below from all aspects;

therefore the Parties have agreed upon and conditioned the following:

1.	Occupancy will be delivered to the Tenant when the Premises are vacant of any person and object.

2.	Preamble and Interpretation

2.1	The Preamble and Appendices to this Agreement constitute an integral part of the Agreement

List of Appendices:

Appendix A – Land Registration Extract

Appendix B – A Sketch of the Premises

Appendix C – The Plans

Appendix D – The Management Agreement

Appendix E – The Lessor’s commitments

2.2	The headings of the sections are intended for convenience only and should not be given any interpretive meaning.

[signature]	[signature] [stamp] Y. Manage Ltd. [2 initials]	[left margin] [signature] [stamp] Actelis Networks

2.3	In this Agreement, the terms below shall have the meaning provided next to them:

“The Lease Period” –	Unless explicitly stated otherwise – both the original Lease Period and the additional Lease Period.

“Lease Commencement Date” –	May 1, 2000.

“The Premises” –	As defined in Section 5 of the Agreement.

“The Area of the Premises” –	As defined in Section 5 of the Agreement.

“The Land” –	Plot 3 on Parcel 15 in block 6365 marked on the detailed plan PT/14 / 1241 (hereinafter: “the detailed plan”) and located in Kiryat Arie, Petach Tikva.

“The Building” –	A building including 3 floors and a basement parking floor that was constructed on the land pursuant to the building licenses, including all the additional buildings and other additions to the building, upper and underground parking, public areas, floor protected spaces, service areas, loading and unloading areas, public thoroughfares, sidewalks, basements, roofs, gardens, stairwells, elevators and elevator shafts, electricity and transformation rooms, refuse rooms and pump rooms.

“The Public Areas” –	All the areas and installations in the building that are not intended for the exclusive use of the tenants in the building and that are intended for use of all the tenants in the building, including but not limited to current doors, thoroughfares, access roads, yard, gardens, patios, roof, electricity room, thoroughfares, external walls, stairwells, elevators, electricity and transformation rooms, refuse and pump room and a gym.

“Dollar” –	The United States dollar

“The Representative Rate” –	The representative rate of the dollar as published by the Bank of Israel. In a period in which the Bank of Israel is not custom to set the representative rate as aforementioned, the average exchange rate between the buying price and selling price of the dollar regarding transfers and checks as shall be published by Bank Hapoalim Ltd. will replace it.

“The Management Company” –	Kiryat Am HaMoshavot Management and Maintenance Ltd., or any other entity that will be established or appointed for the purposes of managing and maintaining the building.

3.	The Parties’ Affidavits

3.1	The Lessor declares, confirms and undertakes the following:

3.1.1	That he is entitled to be registered as the Lessee for generations of the land and that he is the owner of the exclusive holding right in the Premises.

3.1.2	There is no prohibition and/or limitation and/or impediment whatsoever, whether pursuant to any law or by virtue of a contract and/or other commitment, that prohibits or restricts or prevents the Lessor from complying with his commitments pursuant to this Agreement and/or as deriving from it in its entirety and on its date and that the Lessor’s signing this Agreement or executing his commitments pursuant it contains no breach whatsoever of a contract or other commitment that he has given.

3.1.3	That the building was constructed pursuant to the building licenses that were issued for its construction.

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3.2	The Tenant declares, confirms and undertakes the following:

3.2.1	that there is no prohibition and/or restriction and/or impediment whatsoever whether pursuant to a law or by virtue of a contract and/or other commitment, that prohibits or restricts or prevents the Tenant from complying with its commitments pursuant to this Agreement and/or as derived from it in its entirety and on its date, and that the Tenant’s signing this Agreement or executing its commitments pursuant to it contains no breach whatsoever of a contract or as a commitment that it has given.

4.	The Lease

4.1	The Lessor hereby leases and the Tenant hereby leases the Premises for the Lease Period under the provisions as detailed in this Agreement above and below.

5.	The Premises

5.1	In this Agreement “the Premises” means all of the following:

5.1.1	An area of 1441 m² on the 1st floor of the building as illustrated in the sketch attached as Appendix B to the Agreement (hereinafter: “the floor”), with the addition of 18% beyond the physical area of the gross floor, this, for a section of the floor on the public area and, a total of 1700 m² (hereinafter: “the Premises’ area”). The definition of the Premises area as aforementioned is final and not subject to any measurements whatsoever.

For clarification purposes only, it must be clarified that the Premises area, as defined above, is based on the gross floor area of the floor including areas of columns, internal walls and external walls –the full thickness, half the thickness of the common walls to the Premises and another/other premises attached to it (the public areas as aforementioned, are marked in red on the sketch – Appendix B), and the addition of 18% as aforementioned.

5.1.2	15 parking bays in the upper parking lot of the building and 20 parking bays in the adjacent plot (hereinafter: “the adjacent plot”), all in a location that will be established in agreement between the Parties prior to the date of signing the Agreement and as illustrated in the attached sketch – Appendix B. (Hereinafter: “the parking bays”).

6.	The Purpose of the Lease

6.1	The purpose of the lease is: Offices and development laboratories for the high-tech industry.

6.2	The Tenant undertakes to use the Premises solely for the aforementioned purpose and not for any other and/or additional purpose, without derogating from the Tenant’s right as provided in Subsection 13.2 below.

6.3	The Tenant undertakes to use the Premises’ parking bays for parking vehicles of the Tenant or of anyone on its behalf and not for any other and/or additional purpose. The entry of vehicles to the parking basement will be arranged via magnetic cards or remote controls that will be supplied to the Tenant at its expense.

6.4	Despite the provisions in this Agreement, the Lessor undertakes not to lease areas in the building, apart from for uses of high-tech and/or offices and/or commerce and/or restaurants and apart from usages that are a nuisance to the Tenant, for example odors, noise, pollution etc.

7.	The Lease Period

7.1	The Lessor hereby leases and the Tenant hereby leases the Premises for a period of 5 (five) years commencing from the date of the lease commencement (hereinafter: “the original Lease Period”).

7.2	The Tenant is hereby given an option to extend the original Lease Period for an additional period of 5 (five) years (hereinafter: “the Additional Lease Period”), so that, in total, the Lease Period including the original Lease Period shall not exceed 10 (ten) years. If the Tenant has not given written notice to the Lessor of its intention to terminate the lease pursuant to this Agreement, no later than 6 (six) months prior to the termination of the original Lease Period, this will be deemed as if the Tenant had given notice to the Lessor of extending the original Lease Period and this will be automatically extended for the period as aforementioned.

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7.3	Should the Tenant give notice of his wish to exercise the option and, accordingly, extend the Lease Period as provided in Section 7.2 above, the Agreement will be extended for the additional Lease Period, with the mandatory changes only if all the conditions below have been met:

7.3.1	All the guarantees that the Tenant gave for guaranteeing compliance with its commitments pursuant to this Agreement are in force and will continue to remain in force pursuant to the provisions in this Agreement.

7.3.2	Throughout the Lease Period – also after the Tenant’s notice of its wish to exercise the option and extend the Lease Period, accordingly – the Tenant complied with all its commitments pursuant to this Agreement and there had not been any breach on its part.

7.4	The conditions of the additional Lease Period, should there be any, will be identical to the lease conditions in the original Lease Period, subject to the changes as detailed in this Agreement.

8.	The Rental

8.1	The monthly rental during the Lease Period shall be the equivalent shekel sum to $21,375 (twenty-one thousand three hundred and seventy five dollars), according to the last representative data published prior to the date of any payment (hereinafter: “the rental”).

For clarification purposes only, it must be clarified that the rental is based on the following calculation:

8.1.1	The shekel sum equivalent to $11.75 (eleven dollars and seventy-five cents ) for each square meter of the Premises’ area, as defined above, per month and A total shekel sum equivalent to $19,975 (nineteen thousand nine hundred and seventy five dollars) per month.

8.1.2	The shekel sum equivalent to $40 (forty dollars) for each parking bay per month, a total shekel sum equivalent to $1400 (one thousand four hundred dollars) per month.

8.2	As of the beginning of the third lease year, the monthly rental for the parking, as aforementioned in Subsection 8.1.2 will be in the shekel sum equivalent to $60 (sixty dollars) for each parking bay and the rental will be adjusted accordingly.

8.3	As of the beginning of the third lease year, the monthly rental for each square meter of the area of the Premises as provided in Subsection 8.1.1, will be the shekel equivalent to $12.10 (twelve dollars and ten cents) and the rental will be adjusted accordingly.

8.4	As of the beginning of the sixth lease year, 3% of the rental will be added to the rental according to the rates of the last month of the previous lease year.

8.5	As of the beginning of the eighth lease year, 3% of the rental will be added to the rental according to the rates in the last months of the previous lease year.

8.6	The rentals must be paid by the Tenant to the Lessor every 3 (three) months in advance.

8.7	When signing this Agreement, the Tenant must pay the Lessor the rental for first 6 (six) lease months and 3 (three) last lease months.

8.8	All the sums specified in this Agreement do not include VAT. The Tenant must pay VAT on any payment owing from the Tenant pursuant to this Agreement. This is the law regarding payments that the Lessor must pay to the Tenant pursuant to the provisions in this Agreement

8.9	The Tenant undertakes to pay the rentals for the entire Lease Period and/or additional lease periods which come into force should they come into force, according to the matter, whether it uses the Premises in practice or not.

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9.	Finishing Work in the Premises and Delivering Occupation

9.1	In these sections the following terms shall have the meaning appearing next to them:

9.1.1	“Architect” –Zvi Dunski and/or any other architect appointed by the Tenant for the purposes of designing the finishing work in the Premises.

9.1.2	“Consultants” – The consultants to be appointed for the purposes of designing the finishing work and preparing the plans, including air conditioning, communications, electricity, plumbing and safety consultants

9.2	Within 40 days from the date of signing this Agreement, the Tenant undertakes to prepare the detailed plans for the purposes of executing finishing work on the floor through an architect and consultants, including, bills of quantity, technical specification schedules and all the other documents and data required for executing the finishing work on the floor, and to present them to the Lessor for the purposes of receiving his approval.

9.3	The plans must include a detailed plan of all the work items, the materials, installations, accessories and systems necessary for the purposes of adapting and preparing the floor in its condition as at the date of signing this Agreement for the Tenant’s purposes, inter alia, all the following:

9.3.1	Acoustic ceilings, walls and partitions;

9.3.2	Air conditioning system;

9.3.3	Toilets and kitchenettes;

9.3.4	Plumbing and framework items, including doors;

9.3.5	Wall-to-wall carpeting or other paving

9.3.6	Plumbing installations, fire and smoke detection systems, fire extinguishing system and sprinkler system;

9.3.7	The electricity systems, including illumination, electricity and illumination points, electricity connections, main and secondary electricity panels (including all the equipment for the electricity panels);

9.3.8	Communication systems, including computer and telephone communications.

9.4	The Lessor will approve the plans as aforementioned and, should the plans not include all the items and data required for executing the finishing work, he will inform the Tenant of this, all within 3 days from the date of being furnished with the plans as aforementioned.

It is hereby clarified that the Lessor shall be entitled to refuse to approve the plans or any part thereof for reasonable reasons only, such as technical restrictions and, in such an event to suggest alternative solutions. The detailed plans as aforementioned in Sections 9.2-9.3, after their return approved by the Lessor, including any changes and/or amendment made to them, must be attached as Appendix C to this Agreement and shall be called above and below: “the plans.” The work to be executed pursuant to the plans, including all the materials, installations, accessories and systems that will be installed pursuant to the plans, shall be called above and below: “the finishing work.”

9.5	The Tenant undertakes to accept occupancy of the Premises on the date on which the Lessor informs him. Occupation of the floor must be executed within 35 (thirty five) days from the date of signing this Agreement. Despite the aforementioned, the Tenant shall be entitled to enter the Premises prior to the occupancy delivery date as aforementioned, all in advance coordination with the Lessor.

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It is hereby agreed that, should the date for delivering occupancy by the Lessor be delayed beyond 35 days as aforementioned, the date of commencing the lease will be postponed for the delay days, provided that the arrears in delivering occupancy as aforementioned cause arrears in completing the finishing work by the Tenant.

9.6	The Tenant undertakes to execute the finishing work under its sole responsibility, pursuant to the plans, in an excellent quality and level and with its skills, via a contractor or authorized contractors registered in the Contractors Register who have the ability and means for executing the work and for completing the finishing work by May 1, 2000.

9.7	Use of accessories and/or installation of connections and/or different or other execution from those detailed in the plans, shall constitute a material breach of the Agreement and the Lessor shall be entitled to prevent execution and/or continuing the execution of the work, if it deviates from the plans. The aforementioned contains nothing to derogate from any other right of the Lessor by virtue of this Agreement and/or pursuant to any law for a material breach as aforementioned.

9.8	The Tenant shall be solely responsible vis-à-vis the Lessor and vis-à-vis any third party whatsoever, for any damage caused to the Premises and/or to the Lessor and/or to any third party whatsoever in relation to executing the finishing work by the Tenant and/or by anyone on its behalf. The Tenant must prepare and maintain “contractual work insurance” in its name and in the name of the contractors and subcontractors working on its behalf, as provided in Section 23.5 below.

9.9	The Tenant shall be solely responsible for the equipment and materials introduced by it or by any one on its behalf for the purposes of executing the finishing work throughout the period that they are in the building.

9.10	The Tenant and anyone on its behalf shall not be entitled to store or leave materials in the areas of the building outside of the Premises or to use them for the purposes of executing finishing work without the Lessor’s explicit prior written approval.

9.11	The Tenant will execute the finishing work in a manner that creates minimal disturbance to the extent possible to other work being executed in the building and it shall be responsible vis-à-vis the Lessor and vis-à-vis any third party for any damage caused to the Lessor and/or third party and/or to the building and/or to the Premises and/or to other Premises as a result of the finishing work or in relation to it.

9.12	The Tenant must execute the finishing work without causing any damage and/or disturbance to the building and/or the Premises and/or the common property and/or to the other tenants in the building. The Tenant shall be responsible vis-à-vis the Lessor and/or third parties for any damage and/or disturbance caused as aforementioned.

9.13	The Tenant must bear any liability relating to executing the finishing work in the Premises and its vicinity exclusively, including pursuant to any law and insurance instructions in the work, this, vis-à-vis any authority and person.

9.14	The Tenant will be responsible for complying with any requirements, regulations, laws etc. relating to the finishing work.

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9.15	The Tenant shall be responsible for making changes and/or additions after approval of the plans by the Lessor, all subject to the provisions in Subsection 9.3-9.4 and 9.26 below.

9.16	On completion of the finishing work, the Tenant must send copies of all the finishing work plans, as made plans.

9.17	At any time, the Lessor is entitled to appoint a person or corporation for inspecting execution of the finishing work on his behalf. In the event that the Lessor avoids appointing an inspector as aforementioned, he himself will be deemed to be the inspector regarding the provisions of this Agreement.

9.18	The inspector shall be entitled to inspect the finishing work, from time to time, including, but not limited to the quality and level of the work, the quality of the materials that the contractor on behalf of the Tenant uses for executing the work, to inspect compliance with the plans and the tender documents and, from time to time, to give the Tenant and/or contractor on the Tenant’s behalf remarks that relate to or are linked to the finishing work and/or the plans and any other remark relating to the provisions in this Agreement and its Appendices and or deriving here from. The Tenant shall not refuse to work pursuant to the remarks as aforementioned, unless for reasonable reasons

9.19	For the purposes of fulfilling his function, as aforementioned, the inspector shall, at any time, be entitled to enter the Premises, inspect the manner of executing the finishing work, the rate of progress and the degree of its compliance with the plans and, on his request, the Tenant must furnish the inspector with copies of the plans, details, explanations and samples of materials.

9.20	To obviate any doubt, it is hereby clarified that the aforementioned inspection does not release the Tenant from its absolute and exclusive responsibility for complying with its commitments in this Agreement and its Appendices as they are written and expressed and, the aforementioned inspection contains nothing to impose any responsibility whatsoever on the Lessor, including responsibility for the quality of the finishing work and/or compliance of the work to the plans and provisions of this Agreement.

9.21	Without derogating from the provisions in Section 9.22 below, at its expense, the Tenant must bear the costs of the finishing work, including and without derogating from the aforementioned generality, all the expenses and/or payments involved in executing the finishing work up to its completion and/or any expense and/or other payment required for the purposes of adapting and preparing the Premises in its condition as at the date of signing this Agreement for the purposes of the Tenants, including and without derogating from the aforementioned generality, payments to the Electric Corporation for a power source and connection of electricity to the Premises.

9.22	Subject to compliance with the Tenant’s commitments pursuant to this Agreement, the Lessor will pay the Tenant the shekel sum equivalent to $432,300 (four hundred and thirty-two thousand three hundred dollars) with the addition of VAT, as the Lessor’s participation in the cost of the finishing work (hereinafter: “the participation fee for the Lessor”). The participation fee for the Lessor must be paid against a tax invoice at the rates and on the dates as follows:

9.22.1	20% of the participation fee for the Lessor must be paid within 30 days from the date of signing this Agreement according to the known representative rate at the time of the payment.

9.22.2	30% of the participation fee for the Lessor must be paid within 70 days from the date of signing the Agreement according to the known representative rate at the time of the payment.

9.22.3	30% of the participation fee for the Lessor must be paid within 15 days from the date of commencing the lease according to the known representative rate on the date of the payment.

9.22.4	20% of the participation fee for the Lessor must be paid within 30 days from the date of commencing the lease according to the known representative rate at the time of the payment.

9.23	It has been agreed that the Tenant will execute the air conditioning work in the Premises through Yaziv Cooling an Air Conditioning Engineering Ltd., Subject to the fact that the cost of the work shall not exceed the equivalents shekel sum of $100,870 ($100,870) with the addition of VAT. It is hereby clarified that the air conditioning system in the Premises must be at the level and standard that was planned and executed at the Oracle A.F.N. offices in the building.

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9.24	The Tenant must bear the costs of preparing the plans, including the cost of the architect and consultant and any additional cost relating to preparing the plans and/or copying them and/or photocopying them. Furthermore, the Tenant must bear the cost of its inspector’s fee.

9.25	To obviate any doubt, it is hereby clarified that on termination of the Lease Period, the finishing work, including the changes, shall remain the sole property of the Lessor without the Lessor having to pay the Tenant any consideration whatsoever for it and without the finishing work or any part thereof being considered as key money. The Tenant waives any claim and/or demand and/or allegation of any kind and type whatsoever against the Lessor in relation to the finishing work.

9.26	To obviate any doubt, it is hereby clarified that the date of commencing the lease regarding this Agreement, is May 1, 2000, this whether the finishing work has been completed by the Tenant by that date or not and, as of that date, the Tenant must pay the Lessor the rentals and all the other payments that apply to the Tenant pursuant to this Agreement and the Management Agreement. To obviate any doubt, it is hereby clarified that the Tenant shall be entitled to populate the Premises prior to the date as aforementioned, provided that it bears and pays all the payments applicable to it pursuant to subsections 18.1-18.4 below.

9.27	If the Electricity Corporation does not complete the electricity connection work to the Premises by the date of commencing the lease, the Lessor undertakes to supply the Tenant with an electricity connection until the date of completing the electricity connection work to the Premises by the Electric Corporation as aforementioned, and, in any event the power shall not exceed 3 X 400 A.

9.28	The Tenant shall be entitled to transfer the responsibility for executing the finishing work to the Lessor all subject to the agreements established between the Parties in advance and in writing.

10.	Option

10.1	The Lessor hereby imparts the Lessor with an option for a period of 12 months from the date of signing the Agreement (hereinafter: “the option” and “the option expiry date” respectively) to lease the rest of the floor from him in an area of 600 m² (with addition of 18% for the Premises’ share in the public areas) (hereinafter: “the additional Premises”) under the same conditions that apply in relation to the Premises in this Agreement with the mandatory changes, all subject to the following provisions:

10.1.1	The Tenant complies with its commitments pursuant to this Agreement.

10.1.2	Within a year from the date of signing this Agreement (hereinafter: “the date for exercising the option”), the Tenant must inform the Lessor in writing if he wishes to exercise the option and lease the additional Premises from him (hereinafter: “the exercise notice”). If the Tenant gave notice that he does not wish to rent the additional Premises or did not give any notice at all during the aforementioned period, its right to lease the additional Premises shall expire.

10.1.3	At the time of the exercise notice, the Tenant pays the Lessor the rental for the additional Premises for the first 6 (six) lease months and 3 (three) last lease months.

10.1.4	The Tenant attached an autonomous bank guarantee to the exercise notice in a sum equal to the rentals and management fees for 6 (six) lease months for the additional Premises. The aforementioned guarantee will apply with the mandatory changes to the provisions in this Agreement.

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10.1.5	If the Tenant exercise the option as aforementioned, the provisions in Section 9 shall apply with the following changes:

10.1.5.1	The date for preparing the plans and presenting them for the Lessor’s approval as provided in Subsection 9.2 above shall be within 40 days from the date of the exercise notice.

10.1.5.2	As the Lessor’s participation in the cost of the finishing work in the additional Premises as aforementioned in Subsection 9.22, the Lessor will pay the Tenant the sum obtained from multiplying a sum of $5 (five dollars) by the number of months remaining until termination of the original Lease Period for each square meter of the Premises’ area without any addition for the Lessor’s share in the public areas (hereinafter: “the participation fee for the additional Premises”).

10.1.5.3	The cost of executing the air conditioning system as aforementioned in Subsection 9.23 shall not exceed the shekel sum equivalent to $70 (seventy dollars) with the addition of VAT, for each square meter of the Premises’ area, without any addition for the Lessor’s share in the public areas.

10.1.6	The commencement date of the Lease Period regarding the additional Premises shall be within 90 days from the date of the exercise notice. The Lease Period in relation to the additional Premises will terminate on the date of the termination of the Lease Period relating to the Premises.

10.1.7	The provisions in this Agreement with the mandatory changes shall apply to the lease of the additional Premises, in general and, particularly with the mandatory changes as detailed in this section, as of the date of exercise notice the definition of the Premises will also include the additional Premises.

10.2	The Lessor hereby imparts the Tenant with an option for a period of 12 months from the date of signing the Agreement (hereinafter: “the option” and “option expiry date” respectively) to lease 25 additional parking bays in the adjacent parking lot from him (hereinafter: “the additional parking”) under the same conditions that apply in relation to the Premises in this Agreement with the mandatory changes all subject to the following provisions:

10.2.1	The Tenant complied with its commitments pursuant to this Agreement.

10.2.2	Within a year from the date of signing this Agreement (hereinafter: “the date for exercising the option”), the Tenant must inform the Lessor in writing if he wishes to exercise the option and lease the additional parking from him (hereinafter: “the exercise notice”). If the Tenant gave notice that he does not wish to rent the additional parking or did not give any notice at all during the aforementioned period, its right to lease the additional Premises shall expire.

10.2.3	At the time of the exercise notice, Tenant pays the Lessor the rental for the additional parking for the first 6 (six) lease months and 3 (three) last lease months.

10.2.4	The Tenant attached an autonomous bank guarantee to the exercise notice in a sum equal to the rentals and management fees for 6 (six) lease months for the additional parking. The aforementioned guarantee will apply with the mandatory changes to the provisions in this Agreement.

10.2.5	The commencement date for the Lease Period relating to the additional parking shall be the date of the exercise notice.

10.2.6	The provisions in this Agreement with the mandatory changes shall apply to the lease of the additional parking, in general and, particularly with the mandatory changes as detailed in this section, as of the date of exercise notice the definition of the Premises will also include the additional parking.

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10.3	The Lessor hereby imparts the Tenant with the right (hereinafter: “the second option”) to rent an area of 750 m² (with addition of 18% for the Lessor’s share in the public areas) in one of the floors of the building, apart from the ground floor, at a location to be established pursuant to the Lessor’s choice and pursuant to his absolute and exclusive discretion that they will be continue to be in the area of the second Premises (hereinafter: “the second Premises”) under the same conditions that apply to the Premises in this Agreement with the mandatory changes, provided that all the following conditions have been met:

10.3.1	The Tenant complied with its commitments pursuant to this Agreement.

10.3.2	On the date of the exercise notice, the Tenant paid the Lessor the rental for the second Premises for the first 6 (six) lease months and 3 (three) last lease months.

10.3.3	The Tenant attached an autonomous bank guarantee to the exercise notice in a sum equal to the rentals and management fees for 6 (six) lease months for the second Premises. The aforementioned guarantee will apply with the mandatory changes to the provisions in this Agreement.

10.3.4	Despite the aforementioned, the Parties have agreed that, if the Lessor informs the Tenant in writing that there is another potential tenant for the second Premises or any part thereof (hereinafter: “the Lessor’s message”), the Tenant must inform the Lessor no later than 7 days from the date of receiving the Lessor’s message as aforementioned (hereinafter: “the date for exercising the second option”), if he wishes to exercise the second option and lease the second Premises (hereinafter: “the exercise notice”). If the Tenant gave notice that he does not wish to lease the second Premises or did not reply to the Lessor’s notice at all within the aforementioned period, its right to lease the second Premises will expire.

10.3.5	If the Lesser exercises the option as aforementioned, the provisions in Section 9 will apply with the following changes:

10.3.5.1	The date for preparing and presenting the plans for the Lessor a part of approval as aforementioned in Subsection 9.2, shall be within 40 days from the date of the exercise notice.

10.3.5.2	As the Lessor’s participation in the cost of the finishing work in the additional Premises as aforementioned in Subsection 9.22, the Lessor must pay the Tenant the sum received by multiplying 5$ (five dollars) by the number of months remaining until the termination of the original Lease Period for each square meter of the Premises’ area without the addition for the Lessor’s share in the public areas (hereinafter: “the participation fee for the second Premises”).

10.3.5.3	The cost of executing the air conditioning system as provided in Subsection 9.23 above, shall not exceed this shekel sum equivalent to $70 (seventy dollars) with the addition of VAT for each square meter of the Premises’ area, without any addition for the Lessor’s share in the public areas.

10.3.6	The date of commencing the Lease Period relating to the second Premises, shall be within 90 days from the date of the exercise notice. The Lease Period relating to the second Premises will terminate on the date of the termination of the Lease Period relating to the Premises.

10.3.7	The monthly rentals for the second Premises shall be the equivalent shekel sum to $13 with addition of VAT for each square meter of the second Premises’ area.

10.3.8	The provisions in this Agreement shall apply to the second Premises with the mandatory changes in general and in particular the mandatory changes as detailed in this section, as of the date of the exercise notice the definition of the Premises will include the second Premises.

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11.	The Non-Incidence of the Tenant Protection Law

11.1	It has been agreed that the provisions in the Tenant Protection Law (Integrated Version), 5732 – 1972 and other tenant protection laws and their regulations and ordinances (hereinafter: “the law”) shall not apply to the Premises and/or this Lease Contract and, any law that would impart the Tenant with the status of a protected tenant or that would impart the Tenant with a right not to vacate the Premises in the event on the dates on which the Tenant has to vacate the Premises pursuant to this Contract shall not apply regarding the Premises.

11.2	The Parties expressly declare and confirm that the Premises are located in a building, the construction of which was completed after August 20, 1968 and that this lease was made under the express condition that the law shall not apply to the lease. The Tenant declares that it has not paid nor shall pay the Lessor in relation to this Contract any key money or any other consideration that is not a rental and that the Tenant and anyone on its behalf, including any of its individuals and/or shareholders in it, shall not be a protected tenant in the Premises pursuant to any law and it shall be prevented from raising any claims or allegations whatsoever in relation to being a protected tenant or that it has more rights in the Premises than what are imparted on him explicitly in this Contract.

11.3	The Tenant declares that all the investments that will be made by it in the Premises and/or building, including in the framework of the finishing work and including equipment and installations will be made for its purposes only and it shall be prevented from claiming that these investments contain any form of key money or an alternative to key money or a payment pursuant to Section 82 of the law, or any payment that imparts it with any rights whatsoever in the Premises and that it shall be prevented from demanding participation or a full or partial refund for the aforementioned investments from the Lessor.

11.4	It has also been agreed that it was not the Parties intention to create a relationship of a protected lease pursuant to the tenant protection laws and that this condition is a prerequisite for obtaining the Lessor’s consent to this Contract.

12.	Transferring Rights

12.1	The Tenant declares that it is aware that Section 22 of the Higher and Loan Law, 5731 – 1971, does not apply to this Agreement.

12.2	The Tenant shall be entitled to lease the Premises or any part thereof in a sublease subject to the Lessor’s prior written consent. The Lessor will not refuse to give its consent as aforementioned unless for reasonable reasons.

12.3	Subject to the aforementioned, the Tenant shall not be entitled to transfer its rights pursuant to this Agreement in any manner whatsoever, without receiving the Lessor’s prior written consent for this. The Lessor shall have absolute and sole discretion for giving its consent as aforementioned, to condition it on conditions or to refuse to give it and shall not have to rationalize his attitude.

12.4	The Lessor shall be entitled to encumber and/or mortgage and/or transfer and/or assign partially or fully his rights in the building and/or in the Premises and/or in any part thereof and/or his rights pursuant to this Agreement entirely or partially, as he deems fit, all provided that the Tenant’s rights pursuant to this Agreement are not prejudiced. The Tenant undertakes to cooperate and sign any document requested should any be requested by the Lessor for authorizing and/or exercising the provisions in this section.

13.	Waiver of Claims for Investments

13.1	The Tenant explicitly declares that it waives any right, should it have any at all, in advance to claim any payment whatsoever from the Lessor for any change or adaptation made to the Premises by it, including when vacating the Premises and restoring occupancy in it to the Lessor and/or any payment for investments in the Premises that are included or any other payment for any cause whatsoever.

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14.	Waiver of Choices

14.1	The Tenant declares that it has seen and inspected the Premises, the building, plans, the vicinity of the building the planning scheme, the Urban Building Plans and the detailed plan that are applicable to the land and building and all the details that relate to the Premises and building that could have an effect on its engagement in this Contract and found them to be suitable to its full satisfaction, in a proper condition suitable from all aspects to its needs and purposes. The Tenant waives any claim and/or demand and/or allegation and/or choice because of any defect and/or flaw and/or unsuitability, apart from a concealed flaw).

14.2	The Tenant is aware that the building is intended for use as is detailed in the planning scheme and the Urban building plans that apply to the site and that the Lessor shall be entitled to sell, lease, transfer and/or deliver use of the building or any part thereof for any permitted purpose, at the Lessor’s absolute discretion, subject to the provisions in Section 6.4 above and subject to the fact that he shall not prejudice the Tenant’s rights in the Premises and their reasonable use. The Lessor has the right to demand amendments to the planning scheme and the Urban building plans that apply to the plot and the Tenant shall not object to any amendment or change as aforementioned, subject to the aforementioned.

14.3	The Tenant shall not have any opinion or objection relating to the general plan of the building, the number of floors and/or rooms and/or units in the building, their use, intention and maintenance, provided that the Tenant’s rights in the Premises and reasonable use therein shall not be prejudiced.

14.4	Without derogating from the aforementioned generality, it is hereby agreed that the e Lessor, inter alia, reserves the following rights and he shall be entitled to use them at his sole discretion, without any need for any consent whatsoever of the Tenant and on the date that he chooses to do so:

14.4.1	to execute any change and/or addition to the building, including but not limited to adding and/or reducing areas, addition of units, floors, areas and/or wings in the building in any form whatsoever, converting closed or open public areas into areas for the exclusive use of various users, changing the openings and passages, various kinds of construction additions and any other change to the building or the plans of the building.

14.4.2	To construct the units and/or floors in the building, including the 3rd and 4th floors in the building at his sole discretion and without any limitation whatsoever on the part of the buyer in relation to the number, type, shape, location, size and use therein.

14.4.3	To exploit and/or use the existing building percentages and/or that shall exist in the building at the Lessor’s absolute and sole discretion.

14.4.4	To submit and deliver any proposal or request for amending and/or changing the building plans and the urban building scheme that relate to the building or any part thereof to the authorities competent for this, at the Lessor’s absolute and sole discretion.

The Tenant undertakes at all times not to interfere and not object to all the provisions in this section above, including but not limited to a change and/or addition and/or amendment to the building license and/or to a change in the building percentages that are specified in the building license and/or to change or amendment to the urban building scheme as provided in this section above, for any reason whatsoever, including but not limited to disturbances caused to him should any be caused while executing the additions and/or change and/or construction as provided in this section above, and provided that the Lessor makes every reasonable effort to diminish the disturbance to the Tenant’s business operations to the extent possible. The Tenant waives any claim and/or demand and/or allegation against the Lessor for any interference or damage caused in view of the aforementioned. Despite the aforementioned, it is hereby clarified that the Lessor shall be responsible for any damage caused to the Premises and/or body and/or property of the Tenant and/or anyone on its behalf in view of the aforementioned.

14.5	in any event in which the Lessor executes the construction work of the additional floors in the building after the date that the Tenant enters the Premises, the work must be executed in a manner that does not damage the access roads and entrances to the building and the Premises, including the parking facilities.

14.6	The Lessor undertakes that activity in the gym adjacent to the Premises shall not constitute a nuisance to the Tenant.

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15.	Licenses, Permits and Signage

15.1	The Tenant shall be solely responsible for obtaining a business license, signage license and the other mandatory licenses pursuant to any law and pursuant to the requirements of the competent authorities for the purposes of managing its business in the Premises and it must bear the payments of all the fees involved in receiving the aforementioned licenses and permits.

15.2	Should the competent authority condition issuing a license on executing changes in the Premises, the Tenant must request the Lessor’s consent to make them and, only after receiving the Lessor’s prior written consent, should any be given, shall the Tenant be entitled to execute them at its expense. The Lessor will not refuse to give its consent as aforementioned unless for reasonable reasons.

15.3	The Tenant undertakes to manage the business in the Premises pursuant to the provisions of the local authority’s bylaws and pursuant to the provisions in any law.

15.4	The Lessor hereby gives his consent to place one sign in the framework of the general signage panel of the building. The Tenant shall be responsible for receiving the mandatory licenses and permits pursuant to any law and pursuant to the requirements of the competent authorities for the purposes of placing the sign and must bear the payment of all the fees involved in obtaining the aforementioned licenses and permits and all the expenses involved in preparing and installing the sign. To obviate any doubts and subject to the aforementioned, it is hereby clarified that the Tenant shall not be entitled and the Lessor shall not give his consent, for the placement of any signage whatsoever by the Tenant or anyone on its behalf in the area of the building or its external walls.

15.5	The Lessor hereby gives his consent to place one sign on the roof of the building in a location and size to be established with the Lessor’s approval. Placing the sign as aforementioned shall be the responsibility of the Tenant and at its expense. The Tenant shall be responsible for obtaining all the mandatory licenses and permits pursuant to any law and any demands from the competent authorities for the purposes of placing the sign as aforementioned and it must bear the payment of all the fees involved in receiving the aforementioned licenses and permits. The Parties of hereby agree that, if there should be a need to remove the sign as aforementioned, and reinstall it for any reason whatsoever, including, but not limited to, in view of building the additional floors in the building, the Tenant must do so under its responsibility and at its expense and in coordination with the Lessor.

16.	Changes to the Premises

16.1	After completing the finishing work in the Premises, the Tenant undertakes not to make and not to demand to make any changes and/or additions and/or improvements whatsoever to the Premises or any part thereof during the entire Lease Period, without receiving the prior written consent of the Lessor or his Attorney, before making the change and/or addition and/or improvement as aforementioned. It shall also not add any structure or part of a structure without receiving the Lessor’s prior written consent for this. The Lessor shall not refuse to give his consent as aforementioned for reasonable reasons.

16.2	If the Tenant requested the Lessor’s consent as aforementioned and received it, it must execute the permitted change and/or addition and/or improvement professionally and skillfully and without causing any damage and/or disturbance to the Premises and/or common property and/or the other tenants in the building. The Tenant shall be responsible for obtaining the mandatory permits and licenses should any be required for executing the change and/or addition and/or improvement that was permitted, prior to commencing their execution and must execute them pursuant to the requirements of any law. On completion of executing this change and/or addition and/or improvement, the Tenant must furnish the Lessor with an as made plan for the change and/or addition and/or improvement.

16.3	On the termination of the Lease Period, the aforementioned change and/or addition as/improvement shall remain the exclusive property of the Lessor without the Lessor having to pay the Tenant any consideration whatsoever for them and without the change and/or addition and/or improvement being deemed to be key money. All this unless the Lessor and/or his Attorney demand that the Tenant remove the aforementioned improvement and/or change and/or addition. In this event, the Tenant must remove them at its expense and, if necessary, restore the Premises to its previous condition. Should it fail to do so, the Lessor shall be entitled to do so and the Tenant must pay the Lessor immediately on the Lessor’s demand, any sum that he extended for removal and/or restoring the previous condition, as aforementioned.

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16.4	Subject to the aforementioned, on termination of the Lease Period and/or its legal cancellation, the Tenant undertakes to return occupancy in the Premises to the Lessor when the Premises is in the condition as was on the date of completing the finishing work in the Premises

17.	Maintenance of the Premises

17.1	The Tenant undertakes to take care of the Premises, its installations and content and to maintain them in a good and functional condition throughout the Lease Period. The Tenant undertakes to repair any damages and/or breakdowns discovered in the Premises or any part thereof and/or in its installations at its expense and under its responsibility. Should the Tenant fail to do so with 7 (seven) days from the time of the damage and/or breakdown event, the Lessor shall be entitled to enter into the Premises and do this instead of the Tenant and the provisions in Section 26 of the Contract shall apply. The Lessor shall be entitled, without prejudicing his right to any other or additional remedy, to sue the Tenant both during and after the Lease Period, for the expenses and/or presumed expenses for repairing any damages and/or breakdowns, even if the Lessor has not yet executed the repairs.

17.2	To obviate any doubt, it is hereby clarified that the Tenant shall not be responsible for damage and/or a breakdown that occur in the public areas, provided that the damage and/or breakdown as aforementioned were not caused by the Tenant and/or by anyone on its behalf and/or via a breach of the provisions in this Agreement and/or any law.

17.3	The Lessor and/or representatives on his behalf and/or the Management Company shall be entitled, from time to time to enter the Premises on reasonable dates and in advance coordination with the Tenant for the purposes of inspecting compliance with the provisions in this Agreement and/or for the purposes of executing repairs and, provided that minimum disturbance to the extent possible will be caused to the Tenant. However, in the event of an emergency, the Lessor and/or anyone on his behalf shall be entitled to enter the Premises at any time and without advance coordination with the Tenant.

17.4	The Tenant undertakes to manage its business in the Premises pursuant to the provisions of any law and without causing any disturbance or discomfort whatsoever, including but not limited to, noise, odors and pollution to the other occupiers and/or tenants in the building. The Lessor undertakes to include this instruction in any lease contract signed with additional tenants in the building,

17.5	Without derogating from any prohibition and/or other instruction regarding the Tenant’s obligation to use the Premises pursuant to any law and to obtain all the mandatory licenses for managing its business in the Premises, the Tenant declares that it is aware that there is an absolute prohibition to use any types of energy and fuels (apart from electricity) and to store toxic and hazardous substances in the Premises and/or building. The Lessor undertakes to include this instruction in any lease contract to be signed with additional tenants in the building.

17.6	The Tenant undertakes not to store and/or load trucks and/or equipment and/or anything else at a load exceeding 250 kg/m² or any other weight of which the Lessor informs the Tenant in writing, in the Premises and building.

18.	Payments for the Premises

During the Lease Period and/or additional Lease Period, according to the matter, in addition to all the payments applicable to the Tenant pursuant to this Agreement, including and without derogating from the aforementioned generality, rentals, value added tax, the Tenant undertakes to pay all the following payments as well:

18.1	Management fees and all the other payments applicable to the Tenant pursuant to the Management Agreement.

18.2	For the electricity and water consumption to the Premises pursuant to the meter to be installed in the Premises, the telephone according to Bezeq’s bills, the Tenant’s share in the electricity expenses in the parking basement, pursuant to the proportionate share of the parking compared with the total parking in the parking basements. To obviate any doubt, it is hereby clarified that the payment for electricity consumption of the cooling towers (chillers) must be paid by the Management Company.

18.3	Any tax, levy or mandatory payment applicable to managing the Tenant’s business in the Premises.

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18.4	The general RE taxes and/or business rates and taxes and any other taxes, levies, fees and other mandatory payments whether governmental or municipal of any kind and type, that apply and/or shall apply in the future to the user and/or occupant and/or tenant in the Premises (including the parking bays) pursuant to any law and/or legislation, including business tax, signage tax and/or levy and payments for the licenses or any taxes and levies as a result and/or in relation to the Tenant’s use, activation and maintenance of the Premises (including the parking bays).

18.5	In addition to the rentals, linkage differentials and all the other payments applicable to the Tenant pursuant to this Agreement, the Tenant must pay value added tax at the rate as shall be from time to time, on the date of making any payment pursuant to this Agreement.

19.	Mandatory Payments

19.1	Without derogating from the provisions in this Agreement, throughout the Lease Period, the Lessor must pay purchases tax should any apply to the Lessor and any tax, levy or mandatory payment applicable to landlord pursuant to the law, apart from any tax, levy or mandatory payment that applies as a result and/or is related to the Tenant’s use of the Premises.

20.	The Management Agreement and the Condominium’s Regulations

20.1	the Lessor must see to the fact that a corporation that will deal in managing and maintaining the building will be appointed or established (hereinafter: “the Management Company”). As long as no corporation has been appointed or established or as long as it is not yet commenced dealing in managing and maintaining the building, the Lessor shall serve as the Management Company.

20.2	When signing this Agreement, the Tenant must sign the Management Agreement in the format attached to the Agreement as Appendix D.

20.3	The Tenant’s signature on this Agreement and the Management Agreement – Appendix D – constitutes a direct commitment vis-à-vis the Management Company that shall be appointed or established, and the Tenant’s commitment vis-à-vis the Lessor to comply with all its commitments vis-à-vis the Management Company whether expressed in this Agreement or if expressed in the Management Agreement. As long as no Management Company has been appointed or established, the Lessor shall replace it.

20.4	The Management Company shall have access to the Premises for the purposes of executing work inside the Premises that shall be required for the purposes of providing the services or any of them and, provided that the work will be executed in a manner that does not cause any disturbance to the Tenant managing its business in the Premises beyond what is required and, that, on completion of the work, they will be restored to their previous condition. The Management Company must give the Tenant advance notice and coordinate the date of entering the Premises in advance with it, apart from an event of an urgent need to enter the Premises when representatives of the Tenant are not available in the Premises.

20.5	A breach of any of the Tenant’s commitments vis-à-vis the Management Company shall be deemed to be a breach of the Tenant’s commitments vis-à-vis the Lessor pursuant to this Contract and failure to make any payment whatsoever owing to the Management Company by the Tenant punctually, shall be treated as failure of paying the rental punctually and will entitle the Lessor to all the remedies imparted on him for a breach as aforementioned.

20.6	In consideration for the Management Company’s commitments, the Tenant must pay the Management Company’s the management fees and all the other payments under the conditions and on the dates as detailed in Appendix D.

21.	Guarantees and Conditions for Exercising Them

21.1	To guarantee the Tenant’s commitments pursuant to this Agreement and the Management Agreement, when signing this Agreement, the Tenant hereby deposits an autonomous and unconditional bank guarantee at the Lessor linked to the United States dollar in a sum equal to the rentals and management fees for 6 (six) months according to their value on the date of extending the guarantees, with the addition of VAT, which shall serve as security for fulfilling all the Tenant’s commitments pursuant to this Agreement and the Management Agreement (hereinafter: “the guarantee”). The guarantee shall remain in force throughout the Lease Period and for a 60 (sixty) day period after the termination date of the Lease Period.

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21.2	On the termination of the second lease year, the guarantee will be reduced by a sum equal to the rentals and management fees for 3 (three) months only with the addition of VAT.

21.3	Should the Tenant fail to comply with its commitments pursuant to this Agreement and the Management Agreement, including payment of the rentals, payment of any payments applicable to it for the Premises, vacating and completing the repairs, the Lessor shall be entitled to back up full compliance and/or the damages and expenses caused to the Lessor as a result of failure to comply with the aforementioned commitments, from the guarantee, this after giving the Tenant a 14-day warning.

21.4	If the Tenant fulfilled all its obligations pursuant to the Agreement, including full payment of the rentals, payment of all the payments applicable to it for the Premises, vacated and completed the repairs and presented the Lessor with receipts and confirmation of fully making all the aforementioned payments in the Agreement, the Lessor will return the guarantee to it.

22.	Responsibility

22.1	The Lessor shall be solely responsible for any loss and/or damage caused to the Premises and/or to its content and/or to any person and/or corporation, including its employees and/or to the Lessor and/or anyone on his behalf and/or to the other tenants and/or other occupants in the building and/or to any other person, which derived from managing the Tenant’s businesses in the Premises and/or from holding the Premises and/or using the Tenant’s use of the Premises and/or from any action and/or default of the Tenant and/or anyone on its behalf.

22.2	The Tenant undertakes to compensate and/or indemnify the Lessor and/or the Management Company for any damages fees that they paid and/or expense caused to them for any damage for which the Tenant is responsible as aforementioned in this section.

23.	Insurances

Without derogating from the Tenant’s responsibility pursuant to this Agreement and/or pursuant to any law, throughout the Lease Period, and the additional Lease Period (as if they should be), the Parties agree to prepare the following insurances as a legally authorized and reputable insurance company:

23.1	The insurances that will be prepared by the Lessor and/or Management Company:

23.1.1	Property insurance that ensures the Premises at its full reinstatement value, including the finishing work but apart from any improvement, change and addition made and/or that shall be made by the Tenant and/or for it after the date of completing the finishing work, against loss or damage in view of fire, smoke, lightning, explosion, earthquake, storm and tempest, flood, riots, strikes and malicious damage, through her damages and pipe bursts, accidental damage, damage by aircraft and damages from burglary. This insurance must include the Lessor as the only beneficiary.

23.1.2	Third-party liability insurance for the debts of the Lessor and Management Company in view of corporeal injury and/or property damage of any person and/or entity whatsoever with a liability limit that shall not be less than a sum equal to $2 million (two million dollars) for the period and per event. The aforementioned policies in Sections 23.1.1 and 23.1.2 must include the Tenant as an additional insurant and must include an entry regarding a waiver on the right of subrogation vis-à-vis the Tenant and anyone on its behalf, provided that the aforementioned regarding the waiver on the right of subrogation shall not apply to the benefit of a person causing damage with malicious intent.

23.1.3	Loss of rental insurance following the fact that the Premises is damaged and/or destroyed because of risks insured in Section 23.1.1 above or any one of them.

As long as the Tenant persists in the payment of his share of the premium for the aforementioned insurance in full and punctually, the Tenant shall be entitled to an exemption from payment of rentals and management fees on those dates throughout that period and, to the same degree, the Lessor will receive the rentals from the insurer for the aforementioned insurance.

23.1.4	The Tenant must pay the Lessor the premiums for the insurances as aforementioned, no later than 14 days from the date of the Lessor’s first written demand.

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23.2	The insurances to be prepared by the Tenant and at its expense prior to receiving occupancy of the Premises or prior to the date of introducing any property into the Premises – whichever is the earlier (hereinafter: “the Tenant’s insurances”):

23.2.1	Property insurance that ensures the content of the Premises, apart from the finishing work and including any improvement, change in addition made and/or that shall be made by the Tenant and/or for it after the date of completing the finishing work, at the full reinstatement value, against loss or damage in view of fire, smoke, lightning, explosion, earthquake, storm and tempest, flood, riots and strikes and malicious damage, fluid damages and pipe bursts, accidental damage (impact) damaged by aircraft, burglary and theft. The insurance as aforementioned must include an express entry regarding a waiver of subrogation vis-à-vis the Lessor and Management Company and anyone on their behalf as well as vis-à-vis the other tenants and/or occupiers in the building in the insurances of which a similar section is included regarding a waiver on the right of subrogation vis-à-vis the Tenant and, provided that the aforementioned regarding the waiver of the right of subrogation shall not apply to the benefit of a person causing damage with malicious intent.

23.2.2	Third-party liability insurance for the Tenant’s debts in view of corporeal injury or property damage of any person and/or entity whatsoever, with a liability limit that shall not be less than a sum equal to $2 million (~~five~~ million United States dollars) for the period and per event.

The insurance shall not be subject to any limitation regarding a debt deriving from fire, explosion, panic, elevating tools, loading and unloading of vehicles, poisoning, anything that is damaging from food and beverages, a right and shut down.

As a part of this policy, the Lessor must be included as an additional insurant, while specifying the fact that the Lessor is not liable for payment of any payment whatsoever. Furthermore, the policy must include an entry regarding a waiver of subrogation vis-à-vis is the Lessor and anyone on his behalf and vis-à-vis the other tenants and/or occupiers in the building of the Premises in the insurances of which and similar entry will be included regarding a waiver of the right to subrogation vis-à-vis the Tenant, provided that the aforementioned waiver on the right of subrogation shall not apply to the benefit of a person causing damage with malicious intent. The aforementioned policy must also include “cross liability” pursuant to which it will be considered as if prepared separately for each of the insurant individuals.

23.2.3	Employer’s liability insurance for the Tenant’s debts vis-à-vis its employees and those employed by it with a liability limit that shall not be less than a sum equivalent to $5 million (five million United States dollars).

23.2.4	Loss of income insurance (apart from rental) for t its full value for the Tenant, in view of damage caused to the building and/or Premises or in view of the building’s destruction and/or that of the Premises in view of the risks that are insured pursuant to Section 23.2.1 above. The insurance as aforementioned must include a waiver of the right of subrogation vis-à-vis the Lessor, the Management Company and anyone on their behalf and/or the other tenants and/or occupiers in the building, the insurances of which will include a similar entry regarding a waiver on the right of recourse vis-à-vis the Tenant, provided that the aforementioned waiver of the right of subrogation shall not apply to the benefit of a person causing damage with malicious intent.

Despite the aforementioned, it has been agreed that the Tenant is entitled not to prepare loss of income insurance, but the Lessor shall be exempt from any liability for damage to which the Lessor is entitled for indemnification pursuant to the insurance pursuant to this section had it been prepared.

23.2.5	The Tenant’s insurances must include an explicit condition pursuant to which they precede any insurance prepared by the Lessor and that the insurance company waives any demand or claim regarding inclusion of the Lessor’s insurances. Furthermore, the Tenant ’s insurances must include an explicit condition pursuant to which they will not be annulled, reduced or expire during the Lease Period and during any additional Lease Period (should there be any) without the Lessor having been given notification of this via registered mail, at least 60 days in advance.

23.2.6	Within 7 days from the date of being demanded for this, the Tenant undertakes to present the Lessor with confirmations regarding the existence of the aforementioned insurances and copies of the Tenant’s policies, without the presentation as aforementioned prejudicing the responsibility and liabilities of the Tenant and without this imposing any liability or obligation whatsoever on the Lessor.

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23.2.7	Should the Tenant fail to comply with its commitments pursuant to this section, the Lessor shall be entitled, but not obligated, to prepare the insurances or some of them instead of the Tenant and at its expense and/or to pay any premium whatsoever, this without derogating from the Lessor’s right to any other remedy applicable to it in the provisions of Section 27 of the Contract.

23.3	The Parties undertake to comply with all the aforementioned insurance conditions, to pay the premiums timely, to see to the fact that all the insurance will be valid throughout the Lease Period and to undertake every action in order to exercise the insurances when needed.

23.4	The Tenant undertakes not to do and/or permit others to do any act or default intentionally in the Premises and/or building that are likely to cause an explosion and/or leakage. The Tenant also undertakes not to do or permit others to do any deed or default that could increase the insurance expenses of the Lessor regarding the Premises and/or the building in any form whatsoever.

23.5	Prior to the commencement date for executing the finishing work in the Premises by the Tenant and/or on its behalf as provided in Section 9 above, the Tenant undertakes to prepare and maintain “contractual work insurance” in its name and in the name of the contractors and subcontractors working on its behalf, in relation to all the finishing work as defined above which is being executed by it and/or on its behalf and not by the Lessor or anyone on his behalf, including equipment, systems, machines, that will be used in the Tenant’s business and repairs, improvements, changes, renovations and additions made to the Premises. The aforementioned insurance must include the following parts:

23.5.1	All risks insurance that fully covers a value of the finishing work. This insurance must include the Lessor as the sole beneficiary pursuant to the aforementioned policy and an entry regarding a waiver on the right of subrogation vis-à-vis the Lessor and those on its behalf, provided that the aforementioned regarding a waiver of subrogation shall not apply to the benefit of a person causing damage with malicious intent. The insurance must include an express expansion regarding property on which work is being conducted with a liability limit that shall not be less than $500,000.

23.5.2	Third-party liability insurance that insures indebtedness for corporeal injury and property damage of any person and/or entity whatsoever, in relation to the finishing work with a liability limit that shall not be less than $500,000 per event and in total during the insurance period.

As a part of this insurance, the Lessor must be included as an additional insurant, while specifying the fact that the Lessor is not liable for payment of any premiums whatsoever. Furthermore, the policy must include a section regarding a waiver on the right of subrogation vis-à-vis the Lessor and anyone on his behalf and vis-à-vis the other tenants and/or occupiers in the building of the Premises, in the insurance policies of which a similar section regarding a waiver on the right of subrogation vis-à-vis the Tenant will be included, provided that the waiver on the right to subrogation shall not apply to the benefit of a person causing damage with malicious intent. The policy must also include a “cross liability” section, pursuant to which it will be deemed to have been prepared separately for each of the insurant individuals.

23.5.3	Employer’s liability insurance that ensures indebtedness vis-à-vis the employees and/or those employed in the finishing work with a liability limit that shall not be less than $500,000 (five hundred thousand United States dollars). The aforementioned insurance shall not be subject to any limitation regarding the contractors, subcontractors and their employees.

23.5.4	The contractual work insurance prepared by the Tenant must include an explicit condition, pursuant to which it precedes the Lessor’s insurances and that the Tenant’s insurer waives any claim regarding inclusion of the Lessor’s insurances. The insurances must also include an explicit condition pursuant to which there will not be annulled, reduced and will not expire until completion of the work, unless after the insurer has been furnished with a notice of this by registered mail at least 60 days in advance.

23.5.5	Within 7 days from the date of being demanded to do so, The Tenant undertakes to present the Lessor with authorizations regarding the existence of the aforementioned insurances and copies of the Tenant’s policies, without this aforementioned presentation prejudicing any responsibility and liabilities of the Tenant and without this imposing any responsibility or liability whatsoever on the Lessor.

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23.5.6	Should the Tenant fail to comply with its commitments pursuant to this section, the Lessor shall be entitled, but not obligated, to prepare the insurances or any part of them instead of the Tenant and at its expense and/or to pay any sum whatsoever, without derogating from the Lessor’ rights to any other remedy and the Provisions in Section 27 of the Contract shall apply.

24.	Vacating the Premises

24.1	Immediately on termination of the Lease Period, or the additional Lease Period, pursuant to this Contract, and/or the legal annulment of the Contract by any of the Parties, all prior to the earlier date and according to the matter, the Tenant undertakes to vacate the Premises of any person and/or object and to return occupancy of the Premises to the Lessor or to his Attorney when it is free of any person and object as aforementioned and when the Premises is in a good, normal and orderly condition apart from reasonable and regular wear and tear following the use of the Premises for the lease purposes and under the aforementioned conditions provided in Sections 16 and 17.1.

24.2	In any event of failure to vacate the Premises on time by the Tenant on termination of the Lease Period or the annulment or expiry of this Contract, the Lessor shall be entitled, without derogating from rights for any other remedy to:

24.2.1	Enter the Premises himself and/or through others and to use reasonable force to this purpose and to vacate the Premises of any objects or chattels that are found therein and to replace its locks or to prevent access to it by the Tenant or anyone on its behalf using any means that he deems fit.

24.2.2	Prevent the Tenant and/or any of its individuals and/or any person on its behalf from entering the Premises or using the Premises or any part thereof.

24.2.3	In any event of failure to vacate the Premises on time as aforementioned by the Tenant, the Tenant or anyone on its behalf shall be deemed to be a trespasser and a “fresh intruder” in the Premises and it shall not have any claim or allegation vis-à-vis the Lessor anyone on his behalf regarding damages caused to it or to its chattels as a result of the aforementioned action.

24.2.4	The Tenant shall be liable for paying the Lessor all the expenses caused to the Lessor or to anyone on his behalf in the aforementioned actions and the provisions in Section 27 below shall apply.

25.	Agreed-upon Compensation

25.1	Should the Tenant fail to vacate the Premises under the conditions provided in Sections 60, 17.1 and 24.1 above, the Tenant must pay the Lessor a sum equivalent to the rental owing to the Lessor for one lease month divided by 10 as established and agreed upon compensation in advance, for every arrears day in vacating the Premises after the date established for vacation. This payment contains nothing to derogate from the Lessor’s right to any other or additional remedy and/or compensation at a higher rate pursuant to this Contract and/or pursuant to any law. The aforementioned sum shall be linked to the Index in the same way that the rental is linked.

26.	Breach of the Agreement

26.1	If this Agreement is breached via a material breach, the injured Party is entitled to annul the Agreement after giving the other Party written notice that details the breach and the second Party does not correct the breach within 15 days from the date of receiving the notice.

26.2	Any breach whatsoever of any of the provisions detailed below of the Agreement shall be deemed to be a material breach hereof.

26.2.1	Any breach whatsoever of the provisions in one of the sections 4, 6, 7, 9, 10, 12, 16, 17, 21, 23, 24.1 of this Agreement and all their subsections.

To obviate any doubt and without derogating from the aforementioned generality, it is hereby clarified that the date of commencing the lease, the date of completing the finishing work in the Premises, the date of delivering occupation in the Premises and the duration of the Lease Period are included in the principles of this Agreement and no Party shall be entitled to change them or shorten them, unless pursuant to the provisions in this Agreement and with the written agreement of the Parties, this in view of the Parties’ expectations and intentions at the time that they engaged in this Agreement and any breach whatsoever of any of the instructions of the Agreement in relation to the aforementioned, shall be deemed to be a material breach of the Agreement.

26.2.2	Arrears in any payment whatsoever that the Tenant has to make pursuant to the provisions in Sections 8, 9 and 18 of this Agreement for a period exceeding 7 (seven) days.

26.2.3	Any breach whatsoever of any of the provisions of this Agreement that are not mentioned in Sections 26.2.1 – 26.2.2 and which is not corrected within 30 days from the date of being demanded to do so by the breaching Party.

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26.3	The Lessor shall be entitled to annul this Agreement despite any instruction in the Agreement regarding the Lease Period and to demand that the Tenant vacate the Premises (hereinafter: “the annulment notice”) in any of the following instances:

26.3.1	A petition has been submitted to a competent Court for the dissolution of the Tenant, to appoint a trustee, liquidator, temporary liquidator, receiver for a material part of its assets and/or for imposing an encumbrance on a material part of its assets and an order has been given pursuant to the petition or the petition was not canceled or rejected within 45 days from the date of submitting it to the Court.

26.3.2	The guarantees that was given pursuant to Section 21 has expired entirely or partially or was canceled or declared by a competent Court as canceled or lacking any force for any reason whatsoever.

26.4	If a cancellation notice has been given by the Lessor, the following instructions shall apply:

26.4.1	The Tenant must vacate the Premises within 15 days under the conditions provided in Section 16, 17.1 and 24.1 above.

26.4.2	Immediately after receiving their first demand in writing, the Tenant shall be responsible for returning all the expenses, damages and losses caused to them in view of the breach of the Agreement by the Tenant to the Lessor to the Management Company.

26.5	If a cancellation notice has been given by the Tenant in the event of a breach of this Agreement by the Lessor, the provisions in Section 26.4 shall apply with the mandatory changes.

26.6	Any remedy or right given to a Party to this Contract in relation to a breach of the Contract by the second Party, is intended to add to any other remedy granted to that Party, whether pursuant to this Contract or pursuant to any law and they are not intended to derogate from them.

26.7	Any extension and/or failure to exhaust a remedy immediately and/or receipt of money by the Lessor after the payment date, shall not be deemed as a waiver of any right and/or remedy imparted on the Lessor and/or the Tenant pursuant to this Contract or pursuant to any law.

26.8	Any arrears in payment by any Party whatsoever will bear arrears interest at the rate that shall be conventional at Bank Leumi LeIsrael B.M. (hereinafter: “the bank”), regarding an authorized exceptional overdrafts at the time for the arrears period or pursuant to the Party entitled to payment’s choice, linkage differentials to the last known Index with attachment of interest at a rate that shall be conventional at the bank on indexed loans at that time from the date established for payment until the actual payment, without derogating from the entitled Party to compensation at a higher rate or to any other remedy.

Confirmation in writing of one of the bank managers regarding the interest rate as aforementioned shall constitute conclusive and exclusive evidence as to the aforementioned interest rate.

27.	Executing Commitments instead of the Second Party

27.1	Whenever an obligation to execute any action or work whatsoever or to make any payment whatsoever is imposed on a Party to this Contract and the obligated Party does not execute the aforementioned action or work or payment by the date specified for this in this Contract, in the absence of a date as aforementioned until the specified date for this purpose in the written demand received from the second Party – then the second Party shall be entitled, but not obligated to execute the action or work or payment instead of the obligated Party and at the obligated Party’s expense, whether by himself or using others, subject to the fact that he sent a notice to the obligated Party of his intention to do so and the obligated Party did not execute the action or work or payment within 10 days from the date of the aforementioned message. In such an instance, the obligated Party shall be obligated to pay the second Party immediately according to his demand all the sums or losses or damages that the second Party paid or ball in relation to executing the aforementioned action or work or payment with the addition of linkage differentials and linked interest at an annual rate of 8% as of the date on which the second Party bore the expenses and up to the date of the actual full refund of the sum by the obligated Party.

28.	General

28.1	Under no circumstances, will the Tenant have any right to set off any sum whatsoever from the sums owing from the Tenant to the Lessor and/or Management Company pursuant to this Agreement and/or the Management Agreement and/or sums the causes of which in this Agreement and/or the Management Agreement against the sums that the Lessor and/or Management Company shall be owing to the Tenant, should there be any, and should the cause for the debt be what it may. Thus, unless the Tenant has received the Lessor’s agreement to a setoff as aforementioned and/or received a verdict pursuant to which it is entitled to the sums as aforementioned and this apart from reference to the participation fees for the Premises as provided in Subsection 9.22 above. Furthermore, the Tenant shall under no circumstances have a right to a lien on the Premises Subject to the aforementioned, the Tenant waives any right of setoff as aforementioned, despite the provisions in any law.

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28.2	The Parties hereby establish that the competent Court in Tel Aviv-Jaffa shall have the unique authority in any matter relating to this Agreement or deriving here from. The Parties addresses for service of process shall be as provided in Section 28.11 below.

28.3	This Agreement and its Appendices consolidate and express the relationship of the rights and obligations between the Tenant and the Lessor exclusively and absolutely.

28.4	On signing this Agreement which constitutes a complete and binding contract between the Parties, any contract and/or draft and/or agreement and/or affidavit and/or prospectus and/or promise and/or publication that was made by the Lessor and/or his representatives or anyone on his behalf are null and void and the Lesser shall not be bound for any of them.

28.5	The marginal headings of the sections in this Contract are for convenience purposes only and must not be used as any reference or aid for interpreting and/or the interpretation of this Contract.

28.6	Previous drafts of this Contract shall not have any weight in relation to the interpretation of this Contract or any of its provisions. Drafts of this kind shall not be acceptable in any litigation or quasi litigation.

28.7	No change and/or waiver and/or deviation from the provisions in this Contract shall have any force unless made in writing and signed by both Parties.

28.8	Consent on the part of one of the Parties to a deviation from the provisions in this Contract in a particular case, shall not constitute a precedent and shall not indicate any equal inference for any other case. No Party may use the rights given to him pursuant to this Contract in a particular event to be perceived as a waiver of that right in the same event and/or in a another a similar or dissimilar event and no waiver whatsoever of any right whatsoever of that Party should be deduced from this.

28.9	A waiver made in one matters shall not contain anything to indicate a similar inference for another matter.

28.10	The Parties hereby declare that they have arrived at this Contract after investigation and inspection.

28.11	The Parties addresses for the purposes of this Agreement shall be as detailed below:

For the Lessor: the address in the preamble to the Agreement.

For the Tenant: until the date of opening the Tenant’s business in the Premises – as provided in the preamble to the Agreement and afterwards, the address of the Premises. As long as no written notice of any change in the aforementioned addresses has been received, any notice sent by one Party to the other or by and Attorney to any of the Parties by registered mail to the aforementioned addresses, shall be deemed to have been sent to the addressee within 72 hours from the date of delivering for mail at a post office in Israel. If delivered by any of the Parties to this Agreement through a messenger, as shall be deemed to have been delivered immediately on delivering it to its destination by the messenger.

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In witness whereof the Parties of hereunto set their signature

[signature] [signature] The Tenant [stamp] Actelis Networks Actelis Networks Ltd,	[signature] The Lessor

I, the undersigned, Gil Segal, Atty. at Law, confirm the aforementioned signatures of the Tenant and that the signatures are binding on the Tenant

______________

Gil Segal, Atty. at Law

I, the undersigned, Samoocha Yitzhak, Atty. at Law, confirm the aforementioned signatures of the Lesser and that the signatures are binding on the Lessor

____________________
Samoocha Yitzhak, Atty. at Law
[stamp] Yitzhak Samoocha, Atty. at Law
1 Basle St., Kiryat Arie
PO Box 10027, Petach Tikva 49001
Tel no: 03-921-4172 fax No 03-923-0125

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